                                                                   EXHIBIT 10.16
                                COMMERCIAL LEASE


Date:            _______________________

Between:         NORTH COUNTRY BREWERY, INC.
                 a Delaware corporation,
                 66 SE Morrison Street
                 Portland, OR 97214
                 Attn:  James W. Bernau, President

And:             STEWART'S ICE CREAM COMPANY, INC.
                 PO Box 435
                 Saratoga Springs, NY 12866
                 Attn:  William Dake, President

   Landlord leases to Tenant and Tenant leases from Landlord the following described property (the "Premises") on the terms and conditions stated below:

   A building space of approximately 21,750 square feet on approximately 3.65 acres, more or less, more particularly described as follows:

   Building 3, Saratoga Dairy, Excelsior Ave., Saratoga Springs, New York. [The exact legal description to be provided after survey].

   Tenant to exclusively occupy approximately 16,750 square feet including cold storage, existing coolers, warehouse, loading dock, and ground floor west office space. Tenant to share common areas with print shop and laboratory which shall remain until February 1997 and thereafter Tenant shall occupy the entire space unless otherwise agreed.

   The Premises shall also include the unlimited right to use springwater form the natural spring located on the premises. Tenant to bear all expense to plumb the spring to allow its use.

SECTION 1.  OCCUPANCY

   1.1 ORIGINAL TERM. This lease shall commence on the "Term Commencement Date" as provided herein. The Term Commencement Date shall be the later of February 15, 1996 or the date Tenant is provided access for commencement of the construction necessary to adapt the building to Tenant's use. On and after the Term Commencement Date, Landlord shall permit Tenant and Tenant's employees, agents, suppliers, contractors and workers to enter the Premises to enable Tenant to do such things as may be required by Tenant to make the Premises ready for Tenant's occupancy. Tenant and its employees, agents, contractors, workers, and suppliers and their activities at the Premises shall not interfere with or delay the performance of any activities by Landlord or its agents or contractors. Any such entry into the Premises shall be at Tenant's risk and Tenant shall indemnify, defend and hold Landlord harmless from any claims arising from the activities of Tenant, or its employees, agents, suppliers, contractors and workers on the Premises.


PAGE 1 - COMMERCIAL LEASE

                      DONALDSON, ALBERT, TWEET, CONNOLLY,
                                 HANNA & MUNIZ
                                   PO BOX 968
                                SALEM, OR 97308
                                 (503) 585-2055

The Term Commencement Date of this lease shall be subject to change in the event that all approvals for use and occupancy required by Tenant are not obtained and all securities sold necessary to fund the operation of the business prior to February 15, 1996. The Term Commencement Date shall be postponed one day for each day after February 15, 1996 that all approvals are not obtained, provided, however, that if all approvals are not obtained by June 15, 1996, Landlord may elect to terminate this lease by written notice to Tenant, and shall promptly refund to Tenant all sums paid by Tenant to Landlord pursuant to the terms of this Lease, except those sums Tenant shall pay for extensions of the Lease Commencement Date as set forth in paragraph 2.4, below.

   1.2 Possession. Tenant's right to possession and obligations under the lease shall commence on February 15, 1996 or on such later date as the Premises are available for possession by Tenant if possession is not given on the opening day of the term. Landlord shall have no liability for delays in delivery of possession and Tenant will not have the right to terminate this lease because of delay in delivery of possession except as hereinafter provided. If Landlord is not able to give Tenant possession of the Premises ready for immediate occupancy on or before April 1, 1996 subject only to delays caused by matters not within Landlord's reasonable control, Tenant shall have the right to terminate this Lease upon fifteen (15) days written notice to Landlord, whereupon Landlord, if the premises are not substantially completed within such notice period, shall promptly refund to Tenant all sums paid by Tenant to Landlord pursuant to the terms of this Lease.

   1.3 RENEWAL OPTION. If the lease is not in default at the time each option is exercised or at the time the renewal term is to commence, Tenant shall have the option to renew this lease for three (3) successive terms of five (5) years each, as follows:

   (1) Each of the renewal terms shall commence on the day following expiration of the preceding term.

   (2) The option may be exercised by written notice to Landlord given not less than 180 days prior to the last day of the expiring term. The giving of such notice shall be sufficient to make the lease binding for the renewal term without further act of the parties. Landlord and Tenant shall then be bound to take the steps required in connection with the determination of rent as specified below. If Tenant shall fail to give any such notice within such one hundred eighty (180) day time limit, Tenant's right to exercise its option shall nevertheless continue until thirty (30) days after Landlord shall have given Tenant notice of Landlord's election to terminate such option, and Tenant may exercise such option at any time until the expiration of said thirty (30) day period. It is the intention of the parties to avoid forfeiture of Tenant's rights to extend the term of this Lease under any of the options set forth in this Section 1.3 through inadvertent failure to give notice thereof within the time limits prescribed. During any extension of the term all Sections of this Lease will be effective, and references to term will incorporate the extensions.

   (3) The terms and conditions of the lease for each renewal term shall be identical with the original term except for rent and except that Tenant will no longer have any option to renew this lease that has been exercised. Rent for a renewal term shall be the rental during the last year of the preceding original or renewal term adjusted as provided herein.


PAGE 2 - COMMERCIAL LEASE

                      DONALDSON, ALBERT, TWEET, CONNOLLY,
                                 HANNA & MUNIZ
                                   PO BOX 968
                                SALEM, OR 97308
                                 (503) 585-2055

SECTION 2.  RENT

   2.1 BASE RENT. During the original term, Tenant shall pay to Landlord as base rent the sum of $8,333.33 per month. Rent shall commence on the Term Commencement Date. Rent shall be payable on the fifteenth day of each month in advance at such place as may be designated by Landlord except that rent for the first month has been paid upon the execution of this lease, and Landlord acknowledges receipt of this sum.

   2.2 ADDITIONAL RENT. All taxes, insurance costs, utility charges and repair costs that Tenant is required to pay by this lease.

   2.3 ESCALATION. During the initial lease period and the option periods, the base rent provided in Section 2.1 shall be increased on the anniversary date of the lease by a percentage equal to 75% of the percentage change in the Consumer Price Index published by the United States Bureau of Labor Statistics of the United States Department of Labor. Comparisons shall be made using the index entitled U.S. City Average - All Items and Major Group Figures for All Urban Consumers (1982-84=100), or on the nearest comparable data on changes in the cost of living if such index is no longer published. The increase will begin on the fifteenth day of the month of February 1997, and will be based on the CPI increase during the initial year of the lease. The first change shall be determined by comparison of the figure for December 1, 1995, with that of each succeeding year. In no event, however, shall base rent be reduced below that payable during the first year of this lease. The preceding formula shall be used for each additional renewal term as appropriate.

   2.4 LEASE CONSIDERATION. Tenant shall pay to Landlord the sum of $50,000.00 on execution of this lease as consideration for holding the Premises off the market during the due diligence period provided for herein, and as rent from the date the lease is signed and the rent commencement date. The $50,000.00 payment shall be non-refundable unless Tenant is unable to secure approval from the United States Securities and Exchange Commission ("SEC") for the sale of securities to be sold by Willamette Valley Brewing Company for commencement of this business. Both Tenant and Willamette Valley Brewing Company will use reasonable best efforts to secure such approval. Landlord understands that the proposed securities sale is to be fully underwritten and withdraw of the underwriters will result in a failure to obtain SEC approval. Tenant shall have until February 15, 1996 to obtain such approval. Tenant shall notify Landlord when such approval is obtained and the securities sold so as to allow the lease to proceed. If SEC approval is not obtained and the securities sold by February 15, 1996, Tenant shall have the right to extend the Lease Commencement date until March 15, 1996 upon notice to Landlord. Thereafter, Tenant may request three additional thirty day extensions upon payment of $4,000.00 for each additional extension. If approvals are not obtained and the securities sold by June 15, 1996, this lease shall terminate, and Landlord shall promptly refund the $50,000.00 deposit.

   2.5 RENT DURING THE CONSTRUCTION PERIOD. Tenant shall pay rent of $4,000.00 per month for the first three months after the Rent Commencement Date or until the brewery becomes operational, whichever first occurs. The brewery shall be deemed operational at the completion of its first successful pilot brew.

SECTION 3.  USE OF THE PREMISES


PAGE 3 - COMMERCIAL LEASE

                      DONALDSON, ALBERT, TWEET, CONNOLLY,
                                 HANNA & MUNIZ
                                   PO BOX 968
                                SALEM, OR 97308
                                 (503) 585-2055

   3.1 PERMITTED USE. The Premises shall be used as an facility for brewery, winery, warehouse, office, on premises sales and storage purposes and for no other purpose without the consent of Landlord, which consent shall not be withheld unreasonably.

   3.2 RESTRICTIONS ON USE. In connection with the use of the Premises, Tenant shall:

   (1) Conform to all applicable laws and regulations of any public authority affecting the premises and the use, and correct at Tenant's own expense any failure of compliance created through Tenant's fault or by reason of Tenant's use, but Tenant shall not be required to make any structural changes to effect such compliance, unless created by Tenant's structural changes to the building.

   (2) Refrain from any use that would be reasonably offensive to other tenants or owners or users of neighboring premises or that would tend to create a nuisance or damage the reputation of the premises. Notwithstanding this provision, Landlord acknowledges that Tenant's use will occasion certain odors related to brewery and winery uses, and such odors shall not violate this provision.

   (3) Refrain from loading the electrical system or floors beyond the point considered safe according to a competent engineer or architect chosen by Tenant from a list of three (3) provided by Landlord. Tenant shall choose within ten (10) days after Landlord submits the list to it or Landlord may appoint anyone on the list.

   (4) Tenant shall not cause or permit any Hazardous Substance to be spilled, leaked, disposed of, or otherwise released on or under the Premises in violation of any applicable law. Tenant may use or otherwise handle on the Premises only those Hazardous Substances typically used or sold in the prudent and safe operation of the business specified in Section 3.1. Tenant may store such Hazardous Substances on the Premises only in quantities necessary to satisfy Tenant's reasonably anticipated needs. Tenant shall comply with all Environmental Laws and exercise the highest degree of care in the use, handling, and storage of Hazardous Substances and shall take all practicable measures to minimize the quantity and toxicity of Hazardous Substances used, handled, or stored on the Premises. Upon the expiration or termination of this Lease, Tenant shall remove all of the Hazardous Substances from the Premises except those placed there by Landlord, or which are otherwise the primary responsibility of Landlord. The term Environmental Laws shall mean any federal, state, or local statute, regulation, or ordinance or any judicial or other governmental order pertaining to the protection of health, safety or the environment. The term Hazardous Substance shall mean any hazardous, toxic, infectious or radioactive substance, waste, and material as defined or listed by any Environmental Law and shall include, without limitation, petroleum oil and its fractions.

   (5) Landlord warrants that it has no knowledge of the presence of any regulated or environmentally hazardous substances in, on or within reasonable proximity to the demised premises, nor of any existing violations of any laws, rules, regulations or ordinances, including without limitation, any environmental laws against or upon the demised premises.

   (6) Tenant shall indemnify, defend and hold Landlord harmless from all claims, demands, liabilities, costs, expenses, damages, and fines of any nature arising directly or indirectly from or as a result of the presence or existence of contamination upon the Premises as a result of


PAGE 4 - COMMERCIAL LEASE

                      DONALDSON, ALBERT, TWEET, CONNOLLY,
                                 HANNA & MUNIZ
                                   PO BOX 968
                                SALEM, OR 97308
                                 (503) 585-2055
the activities of Tenant or its sublessees or assignees, or by the failure of Tenant or its sublessees or assignees to comply with any and all Environmental Laws. The forgoing indemnification shall survive the termination or expiration of this Lease.

   (7) Landlord shall indemnify, defend and hold Tenant harmless from all claims, demands, liabilities, costs, expenses, damages, and fines of any nature arising directly or indirectly from or as a result of the presence or existence of contamination upon the Premises as a result of the activities of Landlord, or by the failure of Landlord to comply with any and all Environmental Laws, except those caused or created by Tenant. The forgoing indemnification shall survive the termination or expiration of this Lease.

SECTION 4.  REPAIRS AND MAINTENANCE

   4.1 LANDLORD'S OBLIGATIONS. The following shall be the responsibility of Landlord:

   (1) Except as provided herein, Landlord shall keep the following in good order, condition and repair: the foundations, exterior walls and roof of the Property, all components of electrical, other utilities, mechanical, plumbing, heating and air conditioning systems and facilities located in the Property which are used in common by tenants of the Project. It is anticipated that there will be no systems or facilities in common use after February 1997. Systems or facilities used in common with Tenant's subtenant shall not be the responsibility of Landlord. Landlord shall not be obligated to maintain or repair windows, doors, plate glass or the interior surfaces of exterior walls. Landlord shall commence to make repairs within ten (10) days after receipt of written notice from Tenant of the need for such repairs, and thereafter pursue such repairs to completion. Landlord shall diligently pursue to completion the performance of all repairs or maintenance that are the responsibility of Landlord under the Lease.

   (2) Landlord is providing the building in its current condition "As Is" except for latent defects which require repair as provided above. Landlord shall not be required to correct structural defects caused by Tenant's remodel of the structure for Tenant's uses.

   4.2   TENANT'S OBLIGATIONS.  The following shall be the responsibility of
Tenant:

   (1) All other repairs to the premises which Landlord is not required to make under Section 4.1.

   (2) Tenant shall have no obligation to maintain any portion of the premises it does not occupy or for which the occupant does not pay Tenant rent. Tenant shall have no maintenance obligations until the rent commencement date.

   4.3 LANDLORD'S INTERFERENCE WITH TENANT. In performing any repairs, replacements, alterations, or other work performed on or around the Premises, Landlord shall not cause unreasonable interference with use of the Premises by Tenant. In determining whether Landlord has unreasonably interfered, the court shall consider, among other factors, the nature of the repair, other alternatives for completing the repair, the cost of the other repair alternatives, and what caused the need for repairs. If Landlord unreasonably interferes with Tenant's use of the Premises while performing repairs, replacements, alterations, or other work around the Premises, the Tenant may abate rent for that period, after delivering to Landlord five (5) days written notice citing the


PAGE 5 - COMMERCIAL LEASE

                      DONALDSON, ALBERT, TWEET, CONNOLLY,
                                 HANNA & MUNIZ
                                   PO BOX 968
                                SALEM, OR 97308
                                 (503) 585-2055
condition which Tenant claims unreasonably interferes with its use of the premises. Tenant may not abate rent if Landlord remedies the condition within the five (5) day period. Nothing shall prevent Landlord from declaring Tenant in default if Landlord does not, in fact, unreasonably interfere with the Tenant's use and occupancy of the Premises.

   4.4 REIMBURSEMENT FOR REPAIRS ASSUMED. If either party fails or refuses to make repairs that are required by this Section 4, the other party may make the repairs and charge the actual costs of repairs to the first party. Such expenditures by Landlord shall be reimbursed by Tenant on demand together with interest at the rate of 8% per annum from the date of expenditure by Landlord. Such expenditures by Tenant may be deducted from rent and other payments subsequently becoming due or, at Tenant's election, collected directly from Landlord with interest at a rate of 8% per annum until paid. Except in an emergency creating an immediate risk of personal injury or property damage, neither party may perform repairs which are the obligation of the other party and charge the other party for the resulting expense unless at least ten (10) days before work is commenced, the defaulting party is given notice in writing outlining with reasonable particularity the repairs required, and such party fails within that time to initiate such repairs in good faith.

   4.5 INSPECTION OF PREMISES. Landlord shall have the right to inspect the Premises at any reasonable time or times to determine the necessity of repair. Whether or not such inspection is made, the duty of Landlord to make repairs shall not mature until a reasonable time after Landlord has received from Tenant written notice of the repairs that are required. Landlord may not inspect such portion of the premises as are subject to "bond room" requirements without a representative of Tenant present.

SECTION 5.  ALTERATIONS

   5.1 ALTERATIONS PROHIBITED. Tenant shall make no improvements or alterations on the Premises of any kind without first obtaining Landlord's written consent, which consent shall not be unreasonably withheld. All alterations shall be made in a good and workmanlike manner, and in compliance with applicable laws and building codes. As used herein, "alterations" includes the installation of computer and telecommunications wiring, cables, and conduit which requires structural changes to the building.

   5.2   OWNERSHIP AND REMOVAL OF ALTERATIONS.  Except as provided in
Section 15.2 or otherwise all improvements and alterations performed on the Premises by either Landlord or Tenant shall be the property of Landlord when installed. Improvements and alterations installed by Tenant shall, at Landlord's option, be removed by Tenant and the premises restored, provided, however, that Tenant need not remove the structural alterations related agreed to by Landlord unless Landlord specifically conditions its approval of the alteration upon its removal at the end of the lease term. Landlord agrees that the roof height need to be restored at surrender of the premises.

SECTION 6.  INSURANCE

   6.1 LIABILITY INSURANCE. During the Lease Term, Tenant shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Tenant against liability for bodily injury, property damage (including


PAGE 6 - COMMERCIAL LEASE

                      DONALDSON, ALBERT, TWEET, CONNOLLY,
                                 HANNA & MUNIZ
                                   PO BOX 968
                                SALEM, OR 97308
                                 (503) 585-2055
loss of use of property) and personal injury arising out of the operation, use or occupancy of the Property. Tenant shall name Landlord as an additional insured under such policy. The initial amount of such insurance shall be One Million Dollars ($1,000,000) per occurrence and shall be subject to periodic increase by Landlord based upon inflation, increased liability awards, recommendation of Landlord's professional insurance advisers and other relevant factors. The liability insurance obtained by Tenant under this Paragraph 6.1 shall (i) be primary and non-contributing; (ii) contain cross-liability endorsements; and (iii) insure Landlord against Tenant's performance of its indemnity obligations herein, if the matters giving rise to the indemnity result from the negligence of the Tenant. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligation under this Lease. Landlord shall also obtain comprehensive public liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Property but in no event less than $1,000,000.00 per occurrence. The policy obtained by Landlord shall not be contributory and shall not provide primary insurance.

   6.2 PROPERTY INSURANCE. During the Lease Term, Landlord shall maintain policies of insurance covering loss of or damage to the Property in the full amount of its replacement value. Such policy shall contain an Inflation Guard Endorsement and shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which Landlord deems reasonably necessary. Landlord shall have the right to obtain flood and earthquake insurance, if reasonably necessary in his judgment. Landlord shall not obtain insurance for Tenant's fixtures or equipment or building improvements installed by Tenant on the Property. During the Lease Term, Landlord shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one year's Base Rent, plus estimated real property taxes and insurance premiums. Tenant shall not do or permit anything to be done which invalidates any insurance policies.

   6.3 PAYMENT OF PREMIUMS. Tenant shall pay all premiums for the insurance policies described in Paragraphs 6.1 and 6.2 (whether obtained by Landlord or Tenant) within fifteen (15) days after Tenant's receipt of a copy of the premium statement or other evidence of the amount due, except Landlord shall pay all premiums for non-primary comprehensive public liability insurance which Landlord elects to obtain as provided in Paragraph 6.1. If insurance policies maintained by Landlord cover improvements on real property other than the Project, Landlord shall deliver to Tenant a statement of the premium applicable to the Property showing in reasonable detail how Tenant's share of the premium was computed. If the Lease Term expires before the expiration of an insurance policy maintained by Landlord, Tenant shall be liable for Tenant's prorated share of the insurance premiums. Before the Commencement Date, Tenant shall deliver to Landlord a copy of any policy of insurance which Tenant is required to maintain under this Section 6. At least thirty (30) days prior to the expiration of any such policy, Tenant shall deliver to Landlord a renewal of such policy. As an alternative to providing a policy of insurance, Tenant shall have the right to provide Landlord a certificate of insurance, executed by an authorized officer of the insurance company, showing that the insurance which Tenant is required to maintain under this Section 6 is in full force and effect and containing such other information which Landlord reasonably requires. During the first year of the lease, Tenant shall pay only eighty-two percent (82%) of such premium with the balance to be paid by the other tenants in the building.

   6.4   GENERAL INSURANCE PROVISIONS.


PAGE 7 - COMMERCIAL LEASE

                      DONALDSON, ALBERT, TWEET, CONNOLLY,
                                 HANNA & MUNIZ
                                   PO BOX 968
                                SALEM, OR 97308
                                 (503) 585-2055

           (1) Any insurance which Tenant is required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days written notice prior to any cancellation or modification of such coverage.

           (2) If Tenant fails to deliver any policy, certificate or renewal to Landlord required under this Lease within the prescribed time period or if any such policy is canceled or modified during the Lease Term without Landlord's consent, Landlord, following fifteen (15) days written notice to Tenant of such event and Tenant's failure to cure within that fifteen day period, may obtain such insurance, in which case Tenant shall reimburse Landlord for the cost of such insurance within fifteen (15) days after receipt of a statement that indicates the cost of such insurance.

           (3) Tenant shall maintain all insurance required under this Lease with companies holding a "General Policy Rating" of A-12 or better, as set forth in the most current issue of "Best Key Rating Guide". Landlord and Tenant acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 4.04 may not be available in the future. Tenant acknowledges that the insurance described in this Section 6 is for the primary benefit of Landlord. If at any time during the Lease Term, Tenant is unable to maintain the insurance required under the Lease, Tenant shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant's type of business, as that coverage may change from time to time. Landlord makes no representation as to the adequacy of such insurance to protect Landlord's or Tenant's interests. Therefore, Tenant shall obtain any such additional property or liability insurance which Tenant deems necessary to protect Landlord and Tenant.

            (4) Unless prohibited under any applicable insurance policies maintained, Landlord and Tenant each hereby waive and release any and all rights of recovery against the other, or against the officers, employees, agents or representative of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. The release and waiver contained in this section is intended to release and waive the liability of each party for the consequences of its negligent acts or omissions. Upon obtaining the required policies of insurance, Landlord and Tenant shall give notice to the insurance carriers of this mutual waiver of subrogation.

            (5) Landlord shall abide by conditions 1-4 with regard to any insurance policy he is required to maintain under the terms of this Lease.

SECTION 7.  TAXES; UTILITIES

       7.1 PROPERTY TAXES. Tenant shall pay as due all taxes on its personal property located on the Premises. Tenant shall pay as due all real property taxes and special assessments levied against the Premises. As used herein, real property taxes includes any fee or charge relating to the ownership, use, or rental of the Premises, other than taxes on the net income of Landlord or Tenant and excluding estate, gift inheritance and franchise taxes of landlord.


PAGE 8 - COMMERCIAL LEASE

                      DONALDSON, ALBERT, TWEET, CONNOLLY,
                                 HANNA & MUNIZ
                                   PO BOX 968
                                SALEM, OR 97308
                                 (503) 585-2055

   7.2 CONTEST OF TAXES. Tenant shall be permitted to contest the amount of any tax or assessment as long as such contest is conducted in a manner that does not cause any risk that Landlord's interest in the Premises will be foreclosed for nonpayment. Landlord shall cooperate in any reasonable manner with such contest by Tenant.

   7.3 PRORATION OF TAXES. Tenant's share of real property taxes and assessments for the years in which this lease commences or terminates shall be prorated based on the portion of the tax year that this lease is in effect. For the first year after the rent commencement date, Tenant shall pay eighty-two percent (82%) of such taxes with the balance paid by the remaining occupants of the building or Landlord.

   7.4 NEW CHARGES OR FEES. If a new charge or fee relating to the ownership or use of the Premises or the receipt of rental therefrom or in lieu of property taxes is assessed or imposed, then, to the extent permitted by law, Tenant shall pay such charge or fee. Tenant, however, shall have no obligation to pay any income, profits, or franchise tax levied on the net income derived by Landlord from this lease.

   7.5 PAYMENT OF UTILITIES CHARGES. Tenant shall pay when due all charges for services and utilities incurred in connection with the use, occupancy, operation, and maintenance of the Premises, including (but not limited to) charges for fuel, water, gas, electricity, sewage disposal, power, refrigeration, air conditioning, telephone, and janitorial services. If any utility services are provided by or through Landlord, charges to Tenant shall be comparable with prevailing rates for comparable services. If the charges are not separately metered or stated, Landlord shall apportion the charges on an equitable basis, and Tenant shall pay its apportioned share on demand.
For the first year after the rent commencement date, Tenant shall pay eighty-two percent (82%) of such charges with the balance paid by the remaining occupants of the building or Landlord, unless separate meters for use shall be installed. For the first year after the rent commencement date, Tenant shall pay eighty-two percent (82%) of all charges for common area maintenance.

   7.6 INTERRUPTION OF ESSENTIAL SERVICES. In the event of an interruption of any essential service ("essential services" shall be defined as gas, electricity, water, or sewer), Landlord shall use reasonable diligence to restore such service. If there is an interruption in any essential service to the Premises and such interruption is not the result of the negligence or willful misconduct of Tenant, its agents, employees, invitees, visitors, sublessees, or assigns, and such interruption continues for more than five
(5) days after receipt by Landlord of written notice from Tenant, Tenant shall be entitled to an abatement of all rent and other sums due hereunder with respect to that portion of the Premises rendered unusable by Tenant until such time as such essential service is restored to an extent that such portion is again rendered usable by Tenant. In addition to the foregoing, Tenant shall have the right to terminate this Lease by giving written notice to Landlord in the event there is an interruption in any essential service that has not been cured within thirty (30) days following the date of the first occurence of such interruption, ten (10) days notice of termination is given to Landlord, and the essential service has not been restored prior to the date for termination given in the notice.

SECTION 8.  DAMAGE AND DESTRUCTION

   8.1 PARTIAL DAMAGE. If the Premises are partly damaged and Section 8.2 does not apply, the Premises shall be repaired by Landlord at Landlord's expense. Repairs shall be


PAGE 9 - COMMERCIAL LEASE

                      DONALDSON, ALBERT, TWEET, CONNOLLY,
                                 HANNA & MUNIZ
                                   PO BOX 968
                                SALEM, OR 97308
                                 (503) 585-2055
accomplished with all reasonable dispatch subject to interruptions and delays from labor disputes and matters beyond the control of Landlord and shall be performed in accordance with the provisions of Section 4.3.

   8.2 DESTRUCTION. If the Premises are destroyed or damaged such that the cost of repair exceeds 50% of the value of the structure before the damage or such that the damages renders a substantial section of the structure untenantable, either party may elect to terminate the lease as of the date of the damage or destruction by notice given to the other in writing not more than 45 days following the date of damage. In such event all rights and obligations of the parties shall cease as of the date of termination, and Tenant shall be entitled to the reimbursement of any prepaid amounts paid by Tenant and attributable to the anticipated term. If neither party elects to terminate, Landlord shall proceed to restore the Premises to substantially the same form as prior to the damage or destruction. Work shall be commenced as soon as reasonably possible and thereafter shall proceed without interruption except for work stoppages on account of labor disputes and matters beyond Landlord's reasonable control, and be completed within ninety
(90) days therafter. If the Landlord fails to complete repairs within the time provided, Tenant may elect to terminate this Lease after thirty (30) days after Tenant's notice to terminate is delivered to Landlord. Nevertheless, this Lease shall not terminate if Landlord substantially completes the repairs and delivers occupancy to Tenant within the thirty
(30) day notice period.

   8.3 RENT ABATEMENT. Rent shall be abated during the repair of any damage to the extent the premises are untenantable.

   8.4 DAMAGE LATE IN TERM. If damage or destruction to which Section 8.2 would apply occurs within one year before the end of the then-current lease term, Tenant may elect to terminate the lease by written notice to Landlord given within 30 days after the date of the damage. Such termination shall have the same effect as termination by Landlord under Section 9.1(1).

SECTION 9.  EMINENT DOMAIN

   9.1   PARTIAL TAKING.  If a portion of the Premises is condemned and
Section 9.2 does not apply, the lease shall continue on the following terms:

   (1) Except as otherwise provided, Landlord shall be entitled to all of the proceeds of condemnation, and Tenant shall have no claim against Landlord as a result of the condemnation.

   (2) Landlord shall proceed as soon as reasonably possible to make such repairs and alterations to the Premises as are necessary to restore the remaining Premises to a condition as comparable as reasonably practicable to that existing at the time of the condemnation. If condemnation occurs and this Lease is not terminated, restoration work shall be commenced as soon as reasonably possible and thereafter shall proceed without interruption except for work stoppages on account of labor disputes and matters beyond Landlord's reasonable control, and be completed within ninety (90) days thereafter. If the Landlord fails to complete restoration within the time provided, Tenant may elect to terminate this Lease after thirty (30) days after Tenant's notice to terminate is delivered to Landlord. Nevertheless, this Lease shall not terminate if Landlord substantially completes the restoration and delivers occupancy to Tenant within the thirty (30) day notice period.


PAGE 10 - COMMERCIAL LEASE

                      DONALDSON, ALBERT, TWEET, CONNOLLY,
                                 HANNA & MUNIZ
                                   PO BOX 968
                                SALEM, OR 97308
                                 (503) 585-2055

    (3) After the date on which title vests in the condemning authority or an earlier date on which alterations or repairs are commenced by Landlord to restore the balance of the Premises in anticipation of taking, the rent shall be reduced in proportion to the reduction in value of the Premises as an economic unit on account of the partial taking. If the parties are unable to agree on the amount of the reduction of rent, each shall appoint one appraiser, and each appraiser shall appoint a third appraiser, and the appraisers shall determine the rental value.

    (4) If a portion of Landlord's property not included in the Premises is taken, and severance damages are awarded on account of the Premises, or an award is made for detriment to the Premises as a result of activity by a public body not involving a physical taking of any portion of the Premises, this shall be regarded as a partial condemnation to which Sections 9.1(1) and 9.1(3) apply, and the rent shall be reduced to the extent of reduction in rental value, if any, of the Premises as though a portion had been physically taken.

    9.2 TOTAL TAKING. If a condemning authority takes all of the Premises or a portion sufficient to render the remaining premises reasonably unsuitable for the use that Tenant was then making of the premises (including access and parking), the lease shall terminate as of the date the title vests in the condemning authorities. Such termination shall have the same effect as a termination under Section 9.1(1).

    9.3 COMPENSATION. Any compensation awarded due to any condemnation whether for the whole or a part of the Premises, shall be apportioned between the parties according to applicable law. Nothing contained herein shall preclude Tenant from prosecuting any claim against the condemning authority in any such condemnation proceedings for the cost of its moving expenses, loss of business, or depreciation to, damage to, cost of removal of, or the value of its trade fixtures, equipment, furniture and other personal property included in such taking. If this Lease is terminated in such taking, Tenant shall have no claim against Landlord on account of the termination.

    9.4 SALE IN LIEU OF CONDEMNATION. Sale of all or part of the premises to a purchaser with the power of eminent domain in the face of a threat or probability of the exercise of the power shall be treated for the purposes of this Section 9 as a taking by condemnation.

SECTION 10.  LIABILITY AND INDEMNITY

    10.1 LIENS

    (1) Except with respect to activities for which Landlord is responsible, Tenant shall pay as due all claims for work done on and for services rendered or material furnished to the Premises, and shall keep the Premises free from any liens. If Tenant fails to pay any such claims or to discharge any lien, Landlord may do so and collect the cost as additional rent. Any amount so added shall bear interest at the rate of 8% per annum from the date expended by Landlord and shall be payable on demand. Such action by Landlord shall not constitute a waiver of any right or remedy which Landlord may have on account of Tenant's default.

    (2) Tenant may withhold payment of any claim in connection with a good-faith dispute over the obligation to pay, as long as Landlord's property interests are not jeopardized. If a lien is filed as a result of nonpayment, Tenant shall, within 10 days after knowledge of the filing, secure the discharge of the lien or deposit with Landlord cash or sufficient corporate surety bond or other


PAGE 11 - COMMERCIAL LEASE

                      DONALDSON, ALBERT, TWEET, CONNOLLY,
                                 HANNA & MUNIZ
                                   PO BOX 968
                                SALEM, OR 97308
                                 (503) 585-2055
surety satisfactory to Landlord in an amount sufficient to discharge the lien plus any costs, attorney fees, and other charges that could accrue as a result of a foreclosure or sale under the lien.

    10.2 TENANT'S INDEMNITY Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs, claims or liability arising from:
(a) Tenant's use of the Property; (b) the conduct of Tenant's business or anything else done or permitted by Tenant, its agents, employees or invitees to be done in or about the Property, including any contamination of the Property or any other property resulting from the presence or use of Hazardous Material caused or permitted by Tenant; (c) any breach or default in the performance of Tenant's obligations under the Lease; (d) any misrepresentation of breach of warranty by Tenant under this Lease; or (e) other acts or omissions of Tenant, its agents, employees or invitees. Tenant shall defend Landlord against any such cost, claim or liability at Tenant's expense with counsel reasonably acceptable to Landlord. As a material part of the consideration to Landlord, Tenant assumes all risk of damage to property or injury to persons in or about the Property arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord's negligence or willful misconduct. As used in this section, the term "Tenant" shall include Tenant's employees, agents, contractors, invitees, subleases, and assigns if applicable.

   10.3 LANDLORD'S INDEMNITY Landlord shall defend Tenant against any uninsured cost, claim or liability at Landlord's expense with counsel reasonably acceptable to Tenant, or at Tenant's election and if allowed by Landlord's insurer, Landlord shall reimburse Tenant for any legal fees or costs incurred by Tenant arising out of Landlord's gross negligence or willful misconduct related to the Property or this Lease. As used in this section, the term "Landlord" shall included Landlord's employees, agents, contractors, invitees, sublessees and assigns if applicable.

SECTION 11.  QUIET ENJOYMENT; MORTGAGE PRIORITY

    11.1 LANDLORD'S WARRANTY. Landlord warrants that it is the owner of the Premises and has the right to lease them free of all encumbrances except those set forth on the attached schedule entitled "Exceptions to Title". Subject to these exceptions Landlord will defend Tenant's right to quiet enjoyment of the Premises from the lawful claims of all persons during the lease term.

    11.2  MORTGAGE PRIORITY.  Intentionally deleted.

    11.3 SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT. This Lease shall be subject and subordinate to the lien and security interest of any mortgage or deed of trust now or hereafter placed so as to encumber the Leased Premises; provided, however, that as an express condition to any such subordination by Tenant, the mortgagee or beneficiary under such mortgage or deed of trust must agree in writing with Tenant that, in the event of a foreclosure sale or a deed in lieu of foreclosure (i) Tenant's rights under the Lease will be recognized and (ii) Tenant's possession of the Leased Premises will not be disturbed provided Tenant is not then in default under this Lease. Subject to the foregoing, Tenant shall upon request attorn to any person or entity succeeding to the interest of Landlord by foreclosure or otherwise. With respect to any mortgage or deed of trust currently encumbering the Leased Premises as of the commencement of this Lease, Landlord must secure from the mortgagee or beneficiary thereunder an agreement in favor of Tenant in a form and substance acceptable to Tenant and containing those terms set out in (i) and (ii) of this section above.


PAGE 12 - COMMERCIAL LEASE

                       DONALDSON, ALBERT, TWEET, CONNOLLY,
                                 HANNA & MUNIZ
                                   PO BOX 968
                                SALEM, OR 97308
                                 (503) 585-2055

    11.4 ESTOPPEL CERTIFICATE. Either party will, within 20 days after notice from the other, execute and deliver to the other party a certificate stating whether or not this lease has been modified and is in full force and effect and specifying any modifications or alleged breaches by the other party. The certificate shall also state the amount of monthly base rent, the dates to which rent has been paid in advance, and the amount of any security deposit or prepaid rent. Failure to deliver the certificate within the specified time shall be conclusive upon the party from whom the certificate was requested that the lease is in full force and effect and has not been modified except as represented in the notice requesting the certificate.

    11.5 WAIVER OF LANDLORD'S LIEN. From time to time, some or all of Tenant's Property may be financed by or owned by someone other than Tenant. To the extent that any of Tenant's property is financed or owned by someone other than Tenant or Tenant's Affiliate, Landlord agrees that such property is not Landlord's property no matter how the same is affixed to the Premises or used by Tenant and agrees to recognize the rights of the lender, owner, secured creditor or lessor ("Secured Party") of Tenant's property. Landlord hereby waives any claim arising by way of any Landlord's lien (whether created by statute or by contract or otherwise) with respect to the interest of any Secured Party in Tenant's property and agrees, if confirmation of such waiver is requested by Tenant or Secured Party, to promptly sign and deliver to such Secured Party a waiver of any lien Landlord may have on the interest of any Secured Party in Tenant's property ("Landlord's Lien Waiver"). If such confirmation is requested by Tenant or Secured Party, Landlord agrees to execute and deliver Landlord's Lien Waiver within fifteen days from Tenant's or Secured Party's request therefor or Landlord will have conclusively been deemed to have granted confirmation of Landlord's Lien Waiver thereafter and Landlord agrees that Tenant and Secured Party may thereafter rely thereon and Landlord shall be estopped from raising any claim on lien on Tenant's property for which the Landlord's Lien Waiver was requested.

    11.6 FINANCIAL INFORMATION. Tenant shall provide financial information reasonably required by Landlord to allow Landlord to finance or refinance the Premises. Tenant shall meet this requirement if it provides to Landlord its most recently prepared annual financial report to shareholders, provided it is not more than one year old, together with any quarterly reports which update the annual financial report.

SECTION 12.  ASSIGNMENT AND SUBLETTING

    Tenant may assign this Lease or sublet the Leased Premises or any portion thereof without Landlord's consent to any corporation which controls, is controlled by, or is under common control with Tenant, or to any corporation, joint business or joint operation resulting from a merger, consolidation or agreement with Tenant, or to any person or entity which acquires substantially all the assets of Tenant as a going concern (collectively, an "Affiliate"); provided, however, that the Affiliate assumes in writing all of Tenant's obligations under the Lease and provided further that Tenant shall remain primarily liable under this Lease.

    It is further understood that Tenant may be periodically offering for sale shares of ownership or similar interests in its corporation or a corporation with which it may merge or consolidate on a public or private basis for the purposes of expanding, capitalizing and or financing Tenant's business and no prohibitions or conditions on assignment or subletting shall apply to such activities.


PAGE 13 - COMMERCIAL LEASE

                       DONALDSON, ALBERT, TWEET, CONNOLLY,
                                 HANNA & MUNIZ
                                   PO BOX 968
                                SALEM, OR 97308
                                 (503) 585-2055

    Tenant shall also be permitted to grant subleases as to minor portions of the Premises to consultants or others providing services to support necessary to the development and operation of Tenant's continuing business at the Premises. For the purposes of this section, a minor portion of the premises shall not exceed twenty-five percent (25%) of the premises in total sublet space.

    Except as provided above, Tenant may not assign or sublet to another user (the "Assignee") the Premises or this Lease except with the written consent of Landlord, which shall not be unreasonably withheld. The Landlord may consider, among other factors, the following in deciding whether to grant consent: the financial capability of the proposed Assignee; the whether the intended use of the proposed Assignee is consistent with this Lease and other surrounding uses and available services; the experience and capability of the proposed Assignee for the intended business use of the property; and whether the Landlord's lender will allow the assignment.

    Tenant may also sublet to current occupants of the building after the first year anniversary of the rent commencement date, on terms mutually agreed between Tenant and the proposed subtenant.

    Landlord shall have the right to transfer, assign and convey, in whole or in part, any or all of the right, title and interest to the Premise provided such transferee or assignee shall be bound by the terms, covenants and agreements herein contained, and expressly assumes and agrees in writing to perform the covenants and agreements of landlord herein contained.

SECTION 13.  DEFAULT

    The following shall be events of default:

    13.1 DEFAULT IN RENT. Failure of Tenant to pay any rent or other charge within 10 days after written notice from Landlord, provided, however, that Landlord shall not be obligated to give notice that rent is due more than twice in any calendar year. After the second written notice in any calendar year, Tenant shall be in default without further written notice.

    13.2 DEFAULT IN OTHER COVENANTS. Failure of Tenant to comply with any term or condition or fulfill any obligation of the lease (other than the payment of rent or other charges) within 30 days after written notice by Landlord specifying the nature of the default with reasonable particularity.
If the default is of such a nature that it cannot be completely remedied within the 30-day period, this provision shall be complied with if Tenant begins correction of the default within the 30-day period and thereafter proceeds with reasonable diligence and in good faith to effect the remedy as soon as practicable.

    13.3 INSOLVENCY. An assignment by Tenant for the benefit of creditors; the filing by Tenant of a voluntary petition in bankruptcy; an adjudication that Tenant is bankrupt or the appointment of a receiver of the properties of Tenant; the filing of any involuntary petition of bankruptcy and failure of Tenant to secure a dismissal of the petition within 30 days after filing; attachment of or the levying of execution on the leasehold interest and failure of Tenant to secure discharge of the attachment or release of the levy of execution within 30 days shall constitute a default. If Tenant consists of two or more individuals or business entities, the events of default specified in this Section 13.3 shall apply to each individual unless within 10 days after an event of default occurs, the remaining individuals produce evidence satisfactory to Landlord that they have unconditionally acquired the interest of the one causing the default. If the lease has been assigned,

PAGE 14 - COMMERCIAL LEASE

                       DONALDSON, ALBERT, TWEET, CONNOLLY,
                                 HANNA & MUNIZ
                                   PO BOX 968
                                SALEM, OR 97308
                                 (503) 585-2055
the events of default so specified shall apply only with respect to the one then exercising the rights of Tenant under the lease.

SECTION 14.  REMEDIES ON DEFAULT

    14.1 TERMINATION. In the event of a default the lease may be terminated at the option of Landlord by written notice to Tenant. Whether or not the lease is terminated by the election of Landlord or otherwise, Landlord shall be entitled to recover damages from Tenant for the default, and Landlord may reenter, take possession of the premises, and remove any persons or property by legal action or by self-help with the use of reasonable force and without liability for damages and without having accepted a surrender.

    14.2 RELETTING. Following reentry or abandonment, Landlord may relet the Premises and in that connection may make any suitable alterations or refurbish the Premises, or both, or change the character or use of the Premises, but Landlord shall not be required to relet for any use or purpose other than that specified in the lease or which Landlord may reasonably consider injurious to the Premises, or to any tenant that Landlord may reasonably consider objectionable. Landlord may relet all or part of the Premises, alone or in conjunction with other properties, for a term longer or shorter than the term of this lease, upon any reasonable terms and conditions, including the granting of some rent-free occupancy or other rent concession.

    14.3 DAMAGES. In the event of termination or retaking of possession following default, Landlord shall be entitled to recover immediately, without waiting until the due date of any future rent or until the date fixed for expiration of the lease term, the following amounts as damages:

    (1) The loss of rental from the date of default until a new tenant is, or with the exercise of reasonable efforts could have been, secured and paying out.

    (2) The reasonable costs of reentry and reletting including without limitation the cost of any cleanup, refurbishing, removal of Tenant's property and fixtures, costs incurred under Section 14.5, or any other expense occasioned by Tenant's default including but not limited to, any remodeling or repair costs, attorney fees, court costs, broker commissions, and advertising costs.

    (3) Any excess of the value of the rent and all of Tenant's other obligations under this lease over the reasonable expected return from the premises for the period commencing on the earlier of the date of trial or the date the premises are relet, and continuing through the end of the term. The present value of future amounts will be computed using a discount rate equal to the prime loan rate of major Oregon banks in effect on the date of trial.

    14.4 RIGHT TO SUE MORE THAN ONCE. Landlord may sue periodically to recover damages during the period corresponding to the remainder of the lease term, and no action for damages shall bar a later action for damages subsequently accruing.

    14.5 LANDLORD'S RIGHT TO CURE DEFAULTS. If Tenant fails to perform any obligation under this lease, Landlord shall have the option to do so after 30 days' written notice to Tenant. All of Landlord's expenditures to correct the default shall be reimbursed by Tenant on demand with


PAGE 15 - COMMERCIAL LEASE

                       DONALDSON, ALBERT, TWEET, CONNOLLY,
                                 HANNA & MUNIZ
                                   PO BOX 968
                                SALEM, OR 97308
                                 (503) 585-2055
interest at the rate of 8% annum from the date of expenditure by Landlord. Such action by Landlord shall not waive any other remedies available to Landlord because of the default.

    14.6 REMEDIES CUMULATIVE. The foregoing remedies shall be in addition to and shall not exclude any other remedy available to Landlord under applicable law.

SECTION 15.  SURRENDER AT EXPIRATION

    15.1 CONDITION OF PREMISES. Upon expiration of the lease term or earlier termination on account of default, Tenant shall deliver all keys to Landlord and surrender the Premises in first-class condition and broom clean ordinary wear and tear excepted. Alterations constructed by Tenant with permission from Landlord shall not be removed or restored to the original condition unless the terms of permission for the alteration so require. Tenant's obligations under this section shall be subordinate to the provisions of Section 8 relating to destruction and Section 9 relating to eminent domain.

    15.2  FIXTURES

    (1) All fixtures placed upon the Premises during the term, other than Tenant's trade fixtures, shall, at Landlord's option, become the property of Landlord. If Landlord so elects, Tenant shall remove any or all fixtures that would otherwise remain the property of Landlord, and shall repair any physical damage resulting from the removal. If Tenant fails to remove such fixtures, Landlord may do so and charge the cost to Tenant with interest at the legal rate from the date of expenditure.

    (2) Prior to expiration or other termination of the lease term Tenant shall remove all furnishings, furniture, and trade fixtures that remain its property. If Tenant fails to do so, this shall be an abandonment of the property, and Landlord may retain the property and all rights of Tenant with respect to it shall cease or, by notice in writing given to Tenant within 20 days after removal was required, Landlord may elect to hold Tenant to its obligation of removal. If Landlord elects to require Tenant to remove, Landlord may effect a removal and place the property in public storage for Tenant's account. Tenant shall be liable to Landlord for the cost of removal, transportation to storage, and storage, with interest at the legal rate on all such expenses from the date of expenditure by Landlord.

    (3) Notwithstanding any other provision of this lease, Tenant shall have the right to place its trade fixtures and other equipment at the Premises and such shall be and remain the property of Tenant at all times. Tenant shall have the right to remove such trade fixtures and equipment upon the termination or expiration of this Lease provided that Tenant is not in default and that Tenant shall repair any damage to the Premises caused by such removal.

    15.3  HOLDOVER

    (1) If Tenant does not vacate the Premises at the time required, Landlord shall have the option to treat Tenant as a tenant from month to month, subject to all of the provisions of this lease except the provisions for term and renewal and at a rental rate equal to rent last paid by Tenant during the original term, adjusted by any escalation provision contained in this lease, or to eject Tenant from the Premises and recover damages caused by wrongful holdover. Failure of Tenant to remove fixtures, furniture, furnishings, or trade fixtures that Tenant is required to remove under


PAGE 16 - COMMERCIAL LEASE

                       DONALDSON, ALBERT, TWEET, CONNOLLY,
                                 HANNA & MUNIZ
                                   PO BOX 968
                                SALEM, OR 97308
                                 (503) 585-2055
this lease shall constitute a failure to vacate to which this section shall apply if the property not removed will substantially interfere with occupancy of the Premises by another tenant or with occupancy by Landlord for any purpose including preparation for a new tenant.

    (2) If a month-to-month tenancy results from a holdover by Tenant under this Section 15.3, the tenancy shall be terminable at the end of any monthly rental period on written notice from Landlord given not less than 10 days prior to the termination date which shall be specified in the notice. Tenant waives any notice that would otherwise be provided by law with respect to a month-to-month tenancy.

SECTION 16.  LANDLORD'S DEFAULT

    Except where the provisions of this Lease grant Tenant an express exclusive remedy, if Landlord shall fail to perform or observe any covenant, term, provision or condition of this Lease and such default should continue beyond a period of ten (10) days as to a monetary default or thirty (30) days (or such longer period as is reasonably necessary to remedy a default provided Landlord shall continuously and diligently pursue such remedy at all times until such default is cured, or in the event of an emergency, such shorter reasonable time period as is warranted by the nature of the emergency, but in no event shall such shorter time period be less than forty-eight hours) as to a non-monetary default, after in each instance receipt of a written notice (the "Notice") thereof is given by Tenant to Landlord, then, in any such event Tenant, upon expiration of the applicable grace period, shall have the right (a) to cure such default, and Landlord shall reimburse Tenant on demand for all sums expended in so curing the default plus interest thereon at the rate of eight percent (8%) per annum until paid (and if not paid by Landlord on demand, Tenant may offset such amount due from the rent and all other sums due hereunder until paid) and (b) to commence such actions at law or in equity to which Tenant may be entitled.

SECTION 17.  MISCELLANEOUS

    17.1 NONWAIVER. Waiver by either party of strict performance of any provision of this lease shall not be a waiver of or prejudice the party's right to require strict performance of the same provision in the future or of any other provision.

    17.2 ATTORNEY FEES. If suit or action is instituted in connection with any controversy arising out of this lease, the prevailing party shall be entitled to recover in addition to costs such sum as the court may adjudge reasonable as attorney fees at trial, on petition for review, and on appeal.

    17.3 NOTICES. Any notice required or permitted under this lease shall be given when actually delivered by overnight courier or telecopy or 48 hours after deposited in United States mail as certified mail addressed to the address first given in this lease or to such other address as may be specified from time to time by either of the parties in writing.

    17.4 SUCCESSION. Subject to the above-stated limitations on transfer of Tenant's interest, this lease shall be binding on and inure to the benefit of the parties and their respective successors and assigns.

PAGE 17 - COMMERCIAL LEASE

                       DONALDSON, ALBERT, TWEET, CONNOLLY,
                                 HANNA & MUNIZ
                                   PO BOX 968
                                SALEM, OR 97308
                                 (503) 585-2055

    17.5 RECORDATION. This lease may be recorded at the option of Tenant, provided that Tenant pays the cost or recording a memorandum of the lease.

    17.6 ENTRY FOR INSPECTION. Landlord shall have the right to enter upon the Premises at any time upon reasonable advance notice to determine Tenant's compliance with this lease, to make necessary repairs to the building or to the Premises, or in the last 6 months of the term show the Premises to any prospective tenant or purchaser, and in addition shall have the right, at any time during the last two months of the term of this lease, to place and maintain upon the Premises notices for leasing or selling of the Premises. Landlord shall comply with all "bond room" restrictions in exercising its right of entry.

    17.7 INTEREST ON RENT AND OTHER CHARGES. Any rent or other payment required of Tenant by this lease shall, if not paid within 10 days after it is due, bear interest at the rate of 8% per annum (but not in any event at a rate greater than the maximum rate of interest permitted by law) from the due date until paid.

    17.8 PRORATION OF RENT. In the event of commencement or termination of this lease at a time other than the beginning or end of one of the specified rental periods, then the rent shall be prorated as of the date of commencement or termination and in the event of termination for reasons other than default, all prepaid rent shall be refunded to Tenant or paid on its account.

    17.9 TIME OF ESSENCE. Time is of the essence of the performance of each of Tenant's obligations under this lease.

    17.10 PARKING. Tenant may improve and stripe the parking areas around the building at its cost and expense. For the first year after the rent commencement date of this lease, Tenant shall be entitled to use eighty-two percent (82%) of the spaces created and may designate certain spaces for its exclusive use.

    17.11 CONTINGENCIES.  This lease is subject to:

         (1)  Approval of Tenant's use by all zoning and planning authorities.

         (2) Approval by Landlord of Tenant's plans for alternation of the Premises.

         (3) Satisfactory completion of Tenant's feasibility study and due diligence.

         (4)  Successful completion by Tenant of a public common stock offering.

Determination of fulfillment of contingencies shall be made by Tenant at its sole judgment. If any contingency is not met, Tenant shall so notify Landlord in writing and this lease shall be of no further force or effect. All contingencies shall be deemed fulfilled if Tenant obtains a building permit and commences alteration of the leased premises.

    17.12 SIGNAGE. Tenant may erect such signs as seems to it appropriate, provided, however, that all such signs shall comply with all laws, regulations and ordinances.

    17.13 APPROVALS. It is specifically understood and agreed that as regards any approvals

PAGE 18 - COMMERCIAL LEASE

                       DONALDSON, ALBERT, TWEET, CONNOLLY,
                                 HANNA & MUNIZ
                                   PO BOX 968
                                SALEM, OR 97308
                                 (503) 585-2055
or matters to be performed to the satisfaction of a party or only with a party's consent, that party shall not unreasonably withhold or delay its approval or indication of satisfaction or consent, unless specifically otherwise provided herein.

    17.14 DUTY OF GOOD FAITH. Landlord and Tenant shall have at all times a right and duty to act reasonably and in good faith and mitigate any damages or claims arising out of this Lease or in connection with the use, condition or occupancy of the Premises or an occupance of a default in any terms of this Lease. The party claiming lack of good faith or failure to mitigate shall have the burden to prove such a claim.

    17.15 RENT COMMENCEMENT DATE. The term "rent commencement date" shall be that date which is ninety (90) days after Tenant is given access to the site to begin its leasehold improvements, but not before February 15, 1996.

SECTION 18.  RIGHT OF FIRST REFUSAL

    Landlord agrees not to sell, transfer, exchange, grant an option to purchase, lease, or otherwise dispose of the Property or any part of, or interest in, the Property without first offering the Property to Tenant on the terms and conditions set forth in this Agreement. As used in this Agreement, the term SELL includes a ground lease of the Property with primary and renewal terms of more than 15 years in the aggregate.

    When Tenant receives the Notice and a copy of the Offer, Tenant shall have the prior and preferential right to purchase the Property (or the part of or interest in the Property covered by the Offer, as the case may be) at the same price and on the same terms and conditions as are contained in the Offer, except that if Tenant exercises the right of first refusal by electing to purchase the Property then (1) the closing of the transaction contemplated by the Offer shall take place no earlier than 90 days after the date that Tenant elects to exercise the right of first refusal, and (2) Tenant shall receive a credit against the sale price of the Property in an amount equal to any brokerage commission that Landlord may save by selling the Property to Tenant rather than the Third-Party Offeror.

    Tenant shall have 45 days from the date Tenant receives the Notice and a copy of the Offer to notify Landlord whether Tenant elects to purchase the Property pursuant to the terms of the Offer. If Tenant elects to exercise its right to purchase the Property, then, in addition to giving Landlord written notice of its election within the 45-day period, Tenant also shall tender an amount equal to the earnest money deposit, if any, specified in the Offer, which will be held and used in accordance with the terms of the Offer.

    If Tenant fails to timely exercise its right to purchase the Property pursuant to the terms of this Agreement, then Landlord shall be entitled to sell the Property according to the terms of the Offer to the Third-Party Offeror in compliance wherewith.

    If Tenant fails to timely exercise its right to purchase the Property pursuant to the terms of this Agreement, and for any reason Landlord shall not sell or convey the Property to the Third-Party Offeror on the terms contained in the Offer within six months of Tenant's election not to purchase, then Landlord must resubmit the Offer as well as any other offer to Tenant before selling the Property, and such offers shall be subject to Tenant's right of first refusal under this

PAGE 19 - COMMERCIAL LEASE

                      DONALDSON, ALBERT, TWEET, CONNOLLY,
                                 HANNA & MUNIZ
                                   PO BOX 968
                                SALEM, OR 97308
                                 (503) 585-2055

Agreement.


PAGE 20 - COMMERCIAL LEASE

                       DONALDSON, ALBERT, TWEET, CONNOLLY,
                                 HANNA & MUNIZ
                                   PO BOX 968
                                SALEM, OR 97308
                                 (503) 585-2055

    This first right of refusal shall not apply to the grant of options to, nor sales to, Willamette Valley, Inc., Microbreweries Across America, a Delaware corporation.

LANDLORD

Stewart's Ice Cream Co., Inc.


By:___________________________________
   Authorized Agent


TENANT

North Country Brewery, Inc.


By:____________________________________
   James W. Bernau, President



PAGE 21 - COMMERCIAL LEASE

                       DONALDSON, ALBERT, TWEET, CONNOLLY,
                                 HANNA & MUNIZ
                                   PO BOX 968
                                SALEM, OR 97308
                                 (503) 585-2055